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                                                                    Exhibit 4.31

                                                            [Standard Form]

                       Form of Director Option Agreement
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                     NON-QUALIFIED STOCK OPTION AGREEMENT
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     THIS AGREEMENT (the "Agreement") is made as of ______ (the "Date of Grant")
by and between Focal Communications Corporation, a Delaware corporation (the "Company"), and _______ (the "Optionee").


          1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Company's 1998 Equity Plan for Non-Employee Directors (the "Plan").

          2. Grant of Stock Option. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Optionee as of the Date of Grant a stock option (the "Option") to purchase _____________ shares of Common Stock (the "Optioned Shares"). The Option may be exercised from time to time in accordance with the terms of this Agreement. The price at which the Optioned Shares may be purchased pursuant to this Option shall be _____________ per share, subject to adjustment as hereinafter provided (the "Option Price"). The Option is intended to be a non-qualified stock option and shall not be treated as an "incentive stock option" within the meaning of that term under Section 422 of the Code, or any successor provision thereto.

          3. Term of Option. The term of the Option shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 7 hereof, shall expire ten (10) years from the Date of Grant.

          4. Vesting of Option. Subject to the expiration or earlier termination of the Option, the Optioned Shares granted hereby shall become exercisable as follows:

     (i) ten percent (10%) of the Optioned Shares shall become exercisable on the Date of Grant; and

     (ii) an additional fifteen percent (15%) of the Optioned Shares shall become exercisable on the date that is six (6) months after the Date of Grant and on each of the six (6) month anniversaries of such date thereafter until all of the Optioned Shares are exercisable.

To the extent the Option is exercisable, it may be exercised in whole or in part. In no event shall the Optionee be entitled to acquire a fraction of one Optioned Share pursuant to this Option. The Optionee shall be entitled to the privileges of ownership with respect to Optioned Shares purchased and delivered to him or her only upon the exercise of all or part of this Option.
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          5.   Transferability of Option. The Option granted hereby shall be neither transferable nor assignable by the Optionee other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee, or in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of the Optionee. Any purported transfer or encumbrance in violation of the provisions of this Section 5 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in the Option.

          6. Notice of Exercise; Payment. To the extent then exercisable, the Option may be exercised by written notice to the Company stating the number of Optioned Shares for which the Option is being exercised and the intended manner of payment. The date of such notice shall be the exercise date. Payment equal to the aggregate Option Price of the Optioned Shares being exercised shall be tendered in full with the notice of exercise to the Company either (i) in cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) by the tender to the Company of shares of Common Stock owned by the Optionee and registered in the name of the Optionee having an aggregate fair market value on the date of exercise equal to the total Option Price, such fair market value to be determined based on the Market Value per Share on the date of exercise, (iii) by delivery of irrevocable instructions to a financial institution or broker to deliver promptly to the Company sale or loan proceeds with respect to the shares sufficient to pay the total Option Price, (iv) through the written election of the Optionee to have shares of Common Stock withheld by the Company from the shares otherwise to be received, with such withheld shares having an aggregate fair market value on the date of exercise equal to the total Option Price of the shares being purchased, or (v) by any combination of the payment methods specified in clauses (i) through (iv) hereof. Within ten (10) days thereafter, the Company shall direct the due issuance of the Optioned Shares so purchased.

          7. Conditions and Limitations on Right to Exercise Option. Notwithstanding the provisions of Sections 3 and 4 hereof,

     (a) Except as otherwise provided in Section 7(b) hereof, this Option may not be exercised unless the Optionee is, at the time of exercise, a member of the Board and has been a member of the Board continuously since the Date of Grant.

     (b) (i) If the Optionee ceases to be a member of the Board (other than by reason of death, Disability (as defined below) or retirement), the Option granted hereby, to the extent the Optionee was entitled to exercise it at the date of Termination of Directorship, may be exercised at any time within three months after such termination but not after the date of termination of the Option. Any part of the Option not so exercised shall expire. Notwithstanding the foregoing, if a Termination of Directorship of the Optionee has occurred for Cause (as defined below), then this Option shall thereupon terminate and thereafter be unexercisable.

          (ii) If there is a Termination of Directorship by reason of death or Disability, all or any part of this Option which has not yet been exercised, whether otherwise eligible for immediate exercise by the terms of this Agreement or not, may be exercised at any time within one year after such termination but not after the date of expiration of the option.

     As used in this Agreement, "Cause" means (i) the Optionee's willful or repeated failure substantially to perform the duties of his or her position as a member of the Board (other than any

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such failure resulting from his or her Disability (as defined below)), which failure is not or cannot be cured within five business days after the Company has given written notice thereof to the Optionee specifying in detail the particulars of the acts or omissions deemed to constitute such failure; (ii) the engaging by the Optionee in willful misconduct which is materially injurious to the Company; (iii) the engaging by the Optionee in any act of moral turpitude that is reasonably likely to materially and adversely affect the Company or its business; or (iv) the Optionee's conviction of, or entry of a plea of nolo
                                                                      ----
contendere with respect to, any felony. For purposes of this definition, no act,
----------
or failure to act, on the Optionee's part shall be considered "willful" unless done, or omitted to be done, by the Optionee in bad faith and without reasonable belief that the Optionee's action or omission was in the best interests of the Company. The Optionee shall not be deemed to have been terminated for Cause unless and until the Board finds that the Optionee's termination for Cause is justified and has given the Optionee written notice of termination, specifying in detail the particulars of the Optionee's conduct found by the Board to justify such termination for Cause.

     As used in this Agreement, "Disability" means the inability of the Optionee to perform his or her position as a member of the Board by reason of a medically determined physical or mental impairment that has existed for a continuous period of at least 26 weeks and which, in the judgment of a physician who certifies to such judgment, is expected to be of indefinite duration or result in imminent death.

     Except as otherwise provided herein or as determined by the Board in its sole discretion, this Agreement shall not be exercisable for any number of Optioned Shares in excess of the number of Optioned Shares for which this Agreement is then exercisable, pursuant to Sections 4 and 8 hereof, on the date of Termination of Directorship.

          8. Acceleration of Option. Notwithstanding the provisions of Section 4, the Option granted hereby shall become immediately exercisable in full in the event of (i) a Change of Control, (ii) the Optionee's Disability if the Optionee becomes Disabled while a member of the Board, or (iii) the death of the Optionee if such death occurs while the Optionee is a member of the Board.

          9. No Contract. Nothing contained in this Agreement shall confer upon the Optionee any right with respect to the continuance of membership on the Board, nor limit or affect in any manner the right of the Board, the Company or its stockholders to remove the Optionee from the Board or adjust the compensation of the Optionee.

          10. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided,
                                                                 --------
however, that notwithstanding any other provision of this Agreement, the Option
-------
shall not be exercisable if the exercise thereof would result in a violation of any such law.

          11. Adjustments. The Board shall make or provide for such adjustments in the number of Optioned Shares covered by this Option, in the Option Price applicable to such Option, and in the kind of shares covered thereby, as the Board may determine is equitably required to prevent dilution or enlargement of the Optionee's rights that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights

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or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board may provide in substitution for this Option such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of this Option.

          12. Available Shares. The Company shall at all times until the expiration of the Option reserve and keep available, either in its treasury or out of its authorized but unissued shares of Common Stock, the full number of Optioned Shares deliverable upon the exercise of this Option.

          13. Relation to Other Benefits. Any economic or other benefit to the Optionee under this Agreement shall not be taken into account in determining any benefits to which the Optionee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary.

          14. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights
        --------  -------
of the Optionee under this Agreement without the Optionee's consent.

          15. Rights as a Stockholder. The Optionee shall have none of the rights of a stockholder with respect to the shares of Common Stock subject to this Option until such shares are issued to the Optionee upon exercise of the Option.

          16. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

          17. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this Agreement and the Plan, the Plan shall govern. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions that arise in connection with this Option or its exercise.

          18. Successors and Assigns. Without limiting Section 5 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee, and the successors and assigns of the Company.

          19. Notices. Any notice to the Company provided for herein shall be in writing to the Company, marked Attention: Corporate Secretary at Focal Communications Corporation, 200 North LaSalle Street, Suite 1100, Chicago, Illinois 60601, and any notice to the Optionee shall be addressed to said Optionee at his or her address currently on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when hand delivered, or five (5) business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three (3) business days after having been sent by a nationally recognized overnight courier service such as Federal Express, UPS or Purolator, addressed as aforesaid. Any party may change the address to which notices are to be given

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hereunder by written notice to the other party as herein specified, except that notices of changes of address shall be effective only upon receipt.

          20. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.


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     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer as of the day and year first above written.


                              FOCAL COMMUNICATIONS CORPORATION



                              By:____________________________
                              Its:___________________________


          The undersigned Optionee hereby acknowledges receipt of an executed original of this Agreement and accepts the Option granted hereunder, subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth.


                                   __________________________
                                            Optionee

                              Date:__________________________

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